EXHIBIT 10.16

EXCLUSIVE PATENT AND TRADE SECRET LICENSE AGREEMENT

This Exclusive Patent and Trade Secret License Agreement (this “Agreement”) is made effective as of April 2, 2008 by and between: Visual Management Systems, Inc, a Nevada corporation ("Licensee"), having its principal place of business at 1000 Industrial Way North Suite C, Toms River, NJ 08755; and IDS Patent Holding, LLC, a New York limited liability company ("the Licensor"), with a principal place of business at 543 Broadway, Massapequa, New York 11758 (each individually a “Party” to this Agreement or jointly the “Parties”).

WITNESSETH:

WHEREAS, the Licensor desires to license to the Licensee and the Licensee desires to obtain a license from the Licensor to use the  intellectual property owned or controlled by the Licensor as described in U.S. Patent Application Serial Numbers: 10/145,058 and 10/279,279 (the “Patent Applications”) filed by the Licensor, and any related Trade Secrets or know how (collectively, the “Licensed Technology”), and to maintain said license as regards any issued patents included in the Licensed Technology for the entire unexpired term of such patents, and as regards any Trade Secret, perpetually.

WHEREAS, the Licensee desires to make exclusive use of the Licensed Technology only in the business of the manufacture, distribution, integration and installation of digital video surveillance devices for the security industry (the “Licensed Use”), which security industry (the “Industry”) is the Licensee’s normal line of business, and Licensor desires to grant to Licensee an exclusive license for the Licensed Use within the Industry, excepting that upon certain conditions as set forth herein Licensor may grant third party licenses for the Licensed Use within the Industry.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for good and valuable other consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I — GRANTS OF LICENSES

1.01           Grant

(a)
Subject to Section 1.01(b), Licensor grants to the Licensee and its Related Companies an exclusive (subject to the terms of this Agreement) license to the Licensed Technology to make, have made, use and sell products utilizing the Licensed Technology and to practice the Licensed Technology worldwide during the term of this Agreement, for the Licensed Use in the Industry.

(b)	The license granted in Section 1.01(a) shall be exclusive to Licensee for the Licensed Use in the Industry, subject to Section 1.01(c)

(c)
The Licensor shall not retain the right to use the Licensed Technology for the Licensed Use in the Industry for any purpose whatsoever, except in the case of settlement of any or all claims made by Licensor against third-parties for infringement of any kind of the Licensed Technology.  Licensor retains the right, in such situations to, in its reasonable business judgment, enter into one or more further licenses of the Licensed Technology in the Industry, except where use of any such Licensed Technology would compete in any material respect with the then current business of Licensee.

1.02           Duration

All licenses granted herein for any Licensed Patent component of the Licensed Technology and any Licensed Use shall continue until expiration of any issued patents that form a part of the Licensed Technology, subject in all respects to Article II, below.  All licenses granted herein for any Trade Secret component of the Licensed Technology, for the lesser of (i) in perpetuity or (ii) until the Trade Secret is no longer protectable as a trade secret, subject in all respects to Article II, below.

1.03           Scope

(a)
The licenses granted herein are licenses to (i) make, have made, use, lease, sell, export and import digital video surveillance devices or other Industry products utilizing the Licensed Technology (the “Licensed Products”); (ii) make, have made, use, export and import machines, tools, materials and other instrumentalities, insofar as such machines, tools, materials and other instrumentalities are involved in, incidental to or otherwise desirable for the development, manufacture, testing or repair of Licensed Products which are or have been made, used, leased, owned, sold, exported or imported by the grantee of such license; and (iii) convey to any customer, with respect to any Licensed Product which is sold or leased to such customer, rights to use and resell such Licensed Product as sold or leased (whether or not as part of a larger combination), (iv) combine and/or bundle such Licensed Products (as sold or leased) with any other product utilized in the Industry, (v) a method or process which is other than the inherent use of such Licensed Product itself (as sold or leased), (vi) a method or process involving the use of a Licensed Product to manufacture (including associated testing) any other product utilized in the Industry, and (vii) all other rights in respect of the Licensed Product held by the Licensor with respect to Industry applications.

(b)
The grant of each license hereunder includes the right to grant sublicenses within the scope of such license.  Any such sublicense may be made effective retroactively, but not prior to the effective date hereof.

(c)
Notwithstanding anything to the contrary contained herein, the licenses granted hereunder and all other terms and conditions hereof shall be subject to all restrictions imposed by all other agreements between the Parties and any restrictions imposed on the Licensor by law.

(d)
If the scope of the license provided for in this Agreement is found by any court having jurisdiction to be too broad or too restrictive, then the license shall nevertheless remain effective, but shall be considered amended to a point considered by said court as reasonable and, as so amended, shall be fully enforceable.

1.04           Future Licensor Patents and Trade Secrets

(a)
Licensor shall give Licensee prompt written notice of all material developments in the Patent Applications.  Licensor shall, at Licensee’s expense, provided Licensee with such additional information and documents with regard to any Licensor Patents and Trade Secrets which Licensee may reasonably request from time to time.

(b)
Licensor hereby grants and agrees to grant to Licensee and its Related Companies and their duly authorized agents, under 37 CFR § 1.14(a) and comparable rules of foreign patent practice, a power of inspection of all U.S. and foreign patent applications included in the Licensed Patents and Licensor further agrees to execute and deliver to Licensee and its Related Companies such further documents and take such further action as may be requested to carry out the intent of this provision.  Licensor shall keep Licensee fully informed of the progress of the prosecution of all such Licensed Patents.

1.05           Confidentiality of Trade Secrets

The parties hereto shall hold the Trade Secrets in confidence, shall reproduce the Trade Secrets only to the extent necessary or desirable for the exercise of its rights hereunder or for further research and development related to the Trade Secrets and shall restrict disclosure of such Trade Secrets to those individuals who have a reasonable need to know, provided, however, that confidentiality obligations hereunder shall not apply to any Trade Secrets which (a) have been or become published or otherwise known to the public or in the industry through no breach of this Agreement on the part of a party, (b) are independently developed by the Licensee or its Related Companies without the use of or reference to any Trade Secrets provided by Licensor, or (c) are required to be disclosed pursuant to a valid and proper requirement of a governmental agency or court of competent jurisdiction.  The parties shall use reasonable efforts to provide each other with prompt written notice of any requirement of a governmental agency or court to disclose such Trade Secrets after receipt of written notice thereof and shall use reasonable efforts to assist the other party in preventing such disclosure or limiting the disclosure, if prevention is not possible.

1.06           Ability to Provide Licenses

(a)
Licensor warrants that, upon execution hereof by it and as of the effective date hereof, there are no commitments or restrictions which will limit the licenses and rights which are purported to be granted hereunder by it, except, as otherwise imposed upon the Licensor by law.

(b)
Licensor’s failure to meet any obligation hereunder, due to the assignment of title to any Licensed Patent, or the granting of any licenses, to the United States Government or any agency or designee thereof pursuant to a statute or regulation of, or contract with, such Government or agency, shall not constitute a breach of this Agreement.

1.07           Representations of Licensor

(a)
Licensee acknowledges and understands that the Patent Applications as filed with the United States Patent and Trademark Office (the “USPTO”) were finally rejected by the USPTO examiner, and that such rejections are currently the subject of an appeal by the Licensor.  As such, Licensor gives no assurances that a patent will be issued with respect to one or both of the Patent Applications.  The Licensee agrees that the use of the Licensed Technology is at Licensee’s risk.  The Licensed Technology is provided “AS IS” “WITH ALL FAULTS” and without warranty of any kind.

(b)
LICENSOR MAKES NO WARRANTY OF ANY KIND TO LICENSEE OR ANY THIRD PARTY, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE LICENSED TECHNOLOGY, OR OUTPUT OF OR RESULTS OBTAINED FROM THE LICENSED TECHNOLOGY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, OPERABILITY OR NON-INFRINGEMENT AND ALL SUCH WARRANTIES ARE HEREBY EXCLUDED BY LICENSOR AND WAIVED BY LICENSEE.

1.08           Patent Maintenance and Other Fees

(a)
Licensor shall pay all sums required and necessary for payment of all fees, including, without limitation, governmental and attorneys’, and other amounts payable and/or owing to any entity relating to prosecution of the Licensed Technology and for maintenance fees for all of the Licensed Technology, including without limitation any and all fees related to Licensed Patent maintenance, provided, however, that such obligation is subject to the Licensor receiving capital contributions from its members sufficient for such purposes. Licensor shall provide Licensee with a list of all United States and foreign patents now or hereafter included within the Licensed Technology that are issued by the USPTO or any foreign patent office and the dates upon which maintenance fees are due, should any such patents issue.  Licensor shall supplement this list upon the issuance of any new patents in the future which are included within the Licensed Technology.  Licensor shall provide Licensee with written confirmation of payment of all maintenance fees within 5 business days of payment thereof.  If, for any reason, Licensor fails to make a required maintenance fee payment, Licensee and/or its Related Companies may, in its sole discretion, make the required maintenance fee payment.  Licensor hereby appoints Licensee and its Related Companies as Licensor’s attorney-in-fact for the purpose of making any such maintenance fee payment.

ARTICLE II  — TERMINATION

2.01           Breach or Bankruptcy

In the event of a breach of this agreement by or bankruptcy of either party, the other party may, in addition to any other remedies that it may have, at any time terminate this Agreement by not less than thirty days' written notice specifying such breach, unless within the period of such notice all breaches specified therein shall have been remedied.

2.02           Voluntary Termination

By written notice from the Licensee to the Licensor, the Licensee may voluntarily terminate all or a specified portion of the licenses and rights granted to it hereunder.  Such notice shall specify the effective date (not more than six (6) months prior to the giving of said notice) of such termination and shall clearly specify any affected Licensed Patent, Trade Secret, Invention or product.

2.03           Abandonment

The Licensee shall be deemed to have abandoned those rights granted hereunder if both the Licensee and its Related Companies exercise none of their rights hereunder in respect of any (i) Licensed Technology within four years from the date on which the first of the Licensed Patents, if granted, is issued by the USPTO and the Licensee has received notice thereof pursuant to Section 1.04(a) or (ii) Trade Secret within four years from the date of this Agreement.   If the Licensee and its Related Companies abandon any of their rights hereunder, the Licensor may terminate (by written notice from the Licensor to the Licensee) all or a specified portion of only those rights granted hereunder which have been abandoned.  Such notice shall specify the effective date of such termination and shall clearly specify the Licensed Patent and/or Trade Secret rights to which it applies.

2.04           Expiration of Term

This Agreement shall continue from the date hereof until terminated pursuant to its terms.

2.05           Breach By Licensee of Other Agreements

In the event that the Licensee fails to perform any obligation or otherwise breaches any agreement under the terms of either (a) that certain Unsecured Convertible Promissory Note, issued by the Licensee to Intelligent Digital Systems, LLC, dated as of the date hereof (the “Note”), (b) that certain Operating Agreement of Licensor, dated as of the date hereof (the “IPH Operating Agreement), or (c) that certain Consulting Agreement, by and between the Licensee and Jay Russ, dated as of the date hereof (the “Consulting Agreement,” and together with the Note and the IPH Operating Agreement , the “IDS Agreements”), and in the case of (a) above, such failure constitutes an “event of default” (as such term is defined in the Note) under such Note, then in any such case, Licensor shall have the right, exercisable by delivery of written notice thereof to the Licensee in accordance with the terms of Section 3.09 of this Agreement, to immediately terminate this Agreement and all of Licensor’s obligations hereunder without liability of any kind.

2.06           Survival

Any termination of licenses and rights of a party under the provisions of this Article II shall not affect such party's licenses, rights and obligations with respect to any Licensed Product made prior to such termination, and shall not affect the other party's licenses and rights (and obligations related thereto) hereunder.

ARTICLE III — MISCELLANEOUS PROVISIONS

3.01           Disclaimer

Licensor makes no representations, extends no warranties of any kind, and confers no right by implication, estoppel or otherwise, other than the licenses, rights and warranties herein expressly granted.

3.02           Negative Covenant

Licensor shall not, without the prior written consent of the Licensee, engage in any research or development activities relating to the Licensed Technology for the benefit of any third party other than Licensee or governmental authorities and not-for-profit entities providing funding therefor.

3.03           Infringement

Upon learning of any infringement by any third party of any claim of any Licensed Patent or the unauthorized disclosure of any Trade Secret to any person or entity (other than the parties hereto and their employees), the party learning of such infringement or disclosure shall promptly notify the other party hereto in writing thereof providing factual details thereof.  The right to proceed against third parties and/or institute a suit for any cause arising out of such unlicensed use or settle any such suit or dispute rests with Licensor.  Licensee agrees to reasonably cooperate with Licensor in all respects, including to be named as a plaintiff in any suit or proceeding brought against any third party, to have any of Licensee’s employees testify when requested by Licensor, and to make available any records, papers, information, specimens, and the like, each at Licensor’s sole cost and expense.  Any recovery received pursuant to such suit, proceeding or settlement shall belong exclusively to Licensor.  Should Licensor fail to institute a suit or undertake actions to prevent the continuation of the unlicensed use within two (2) months of notification by Licensee, then Licensee shall have the right to initiate a suit, proceeding and/or settlement, Licensee shall have the right to control and manage such suit, proceeding and/or settlement and Licensor agrees to be named as a plaintiff (if necessary) and assist and cooperate with Licensee in all respects as reasonably requested by Licensee in bringing and proceeding with any such suit, at Licensee’s sole cost and expense.  Any recovery received pursuant to such suit, proceeding or settlement shall be allocated among the parties as follows:  To first pay for or reimburse Licensee for all costs and expenses relating to such suit or proceeding initiated by Licensee; and second, any remaining balance to Licensor.

3.04           Patent Reexamination

Upon learning of the filing of any petition with the USPTO or any foreign governmental patent authority for the reexamination of a Licensed Patent included in the Licensed Technology (a “Reexamination”), the party learning of such Reexamination shall promptly notify the other party hereto in writing thereof providing factual details thereof.  Licensor and Licensee and/or their Related Companies shall each have the option either alone or jointly to take such measures as may be required to defend such Reexamination or otherwise protect such Licensed Patent(s).  If both parties elect to defend any such Reexamination, they shall cooperate and assist in the preparation and defense of such proceeding and any other related action.  Costs and expenses, including attorneys’ and experts’ fees shall be split evenly by the Licensor and the Licensee.

3.05           Commercialization of Licensed Products

Licensee and its Related Companies shall have no obligation to commercialize, develop, market and sell Licensed Products, and shall be free to sell such Licensed Products at any price determined by the Licensee and/or its Related Companies in its sole and absolute discretion, except to the extent any such obligation is otherwise imposed upon Licensor by law.

3.06           Indemnification

(a)
Licensee shall defend, indemnify and hold Licensor harmless from all liabilities, losses and expenses arising from (i) any act or omission of Licensee which results in the breach of any restriction imposed by law on the Licensor arising in connection with the Licensee’s acquisition or development of the Licensed Technology, or (ii) the use by Licensee of any of the rights granted hereunder.

(b)
The parties shall defend, indemnify and hold each other harmless from all liabilities, losses and expenses arising from any negligent act of omission which results in the misappropriation of any Trade Secret.

(c)
If in connection with any infringement action, Reexamination or related action, one party elects not to participate in such action, then the party pursuing such action shall defend, indemnify and hold the other party harmless from all liabilities, losses and expenses arising from such infringement action, Reexamination or related action, other than liability for costs and expenses (including reasonable attorney’s fees) otherwise expressly provided for herein.

3.07           Further Assurances

The parties hereto agree to execute and deliver any and all further documents and to perform such other acts as may be necessary or desirable to carry out and make effective the transactions contemplated by this Agreement and to protect the rights of the parties hereunder.  Without limiting the generality of the foregoing, Licensor shall, at Licensee’s expense, execute such assignments, memoranda or other documents to be recorded with the U.S. Patent and Trademark Office and/or the U.S. Copyright Office as the Licensee may reasonably request.

3.08           Nonassignability

The parties hereto have entered into this Agreement in contemplation of personal performance, each by the other, and intend that the licenses and rights granted hereunder to a party not be extended to entities (other than the Licensee’s Related Companies) without the other party's express written consent.  Notwithstanding the foregoing, Licensee and its Related Companies shall have the right to grant exclusive or nonexclusive sublicenses within the scope of this license in any country upon such terms and conditions as Licensee and/or its Related Companies deems appropriate.

3.09           Addresses

Any notice or other communication hereunder shall be sufficiently given to the Licensee when sent by certified mail addressed to:

Visual Management Systems, Inc.
1000 Industrial Way North Suite C
Toms River, NJ 08755

or to Licensor when sent by certified mail addressed to:

IDS Patent Holding, LLC

Facsimile: (516) 541-1077

Changes in such addresses may be specified by written notice.

3.10           Choice of Law

The parties desire and agree that the law of the State of New York (without regard to principles of conflicts of laws) shall apply in any dispute arising with respect to this Agreement.

3.11           Integration

This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them.  Neither of the parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the party to be bound thereby.

3.12           Cumulative Rights

The rights, powers and remedies of each party shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity, or under any other agreement between the parties hereto.  All of such rights, powers and remedies shall be cumulative, and may be exercised successively or concurrently.

3.13           Counterparts

This Agreement may be executed in any number of copies or counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties has caused this Exclusive Patent and Trade Secret License Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.

Visual Management Systems, Inc.

By: _______________________________
Name: Jason Gonzalez
Title: President
Date: April 2, 2008

IDS Patent Holding, LLC.
By:  Intelligent Digital Systems, LLC, its Managing Member

By: _______________________________
Name: Jay Russ
Title: Managing Member
Date: April 2, 2008

DEFINITIONS APPENDIX

GENERAL DEFINITIONS:

“Invention” means any idea, discovery, or other invention in which Licensor has rights and that are covered by the Patent Applications, including without limitation those patentable, covered by a patent or any application for patent filed in any country prior to the termination of this Agreement or otherwise protectable under Title 35 of the United States Code (or any comparable foreign laws), or any federal and/or state laws relating to ideas, discoveries, inventions or trade secrets, specifically including, without limitation, any new process, method, machine, manufacture or composition of matter or any improvement of any of the foregoing.

“Licensed Patents” means all patents issued (including, without limitation, any reissues, extensions or reexaminations thereof) in respect of the Patent Applications or applied for in any or all countries of the world for Inventions:

(i)	which Inventions are owned (either solely or jointly with others), licensed or controlled at any time by Licensor or any of Licensor’s Related Companies, or

(ii)	with respect to which Inventions Licensor shall at any time otherwise have the right to grant the licenses and rights which are herein granted by Licensor (but only to the extent of such right).

“Licensed Product” means any tangible property, the manufacture or sale of which by the Licensee or any of its Related Companies would, but for licenses or rights under this Agreement, constitute (i) infringement of Licensed Patents or Trade Secrets by the Licensee or such Related Company or (ii) any other violation of applicable law by the Licensee or such Related Company for which Licensor would be entitled to compensation or other remedy on account thereof.

“misappropriated” and “misappropriation” shall have the meaning ascribed to such terms under the UTSA.

“Related Companies” of an entity are those entities so designated by notice given by the Licensee to the Licensor together with the now existing or hereafter arising Subsidiaries and affiliates of such entity for so long as such Subsidiaries and affiliates constitute Subsidiaries and affiliates of such entity.

“Subsidiary” means a corporation or other legal entity (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be a Subsidiary of such company only as long as such control or ownership and control exists.

“Trade Secrets” means all of Licensor’s trade secrets (as defined under the UTSA), know-how, and other confidential information, including, without limitation, applications, technical and business data, know-how, formulae, processes, models, designs, plans, drawings, specifications, samples, reports, data charts, customer lists, studies, price lists, findings, inventions and ideas relating to any of the Licensed Patents or Inventions and all copyright in any of the foregoing (a) which are owned (either solely or jointly with others), licensed or controlled at any time by Licensor or any of Licensor’s Related Companies, or (b) with respect to which Inventions Licensor shall at any time otherwise have the right to grant the licenses and rights which are herein granted by Licensor (but only to the extent of such right).

“UTSA” means the Uniform Trade Secret Act adopted by the National Commissioners on Uniform State Laws in 1979, as amended in 1985.